UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2016 (May 2, 2016)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200
(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 5, 2016, Envision Healthcare Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, two proposals were submitted to the Company’s stockholders.  The proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2016.  The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class III directors to serve for a term expiring at the 2019 Annual Meeting of Stockholders.  The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Vote
William A. Sanger	167,916,779	5,116,203	2,811,484
Michael L. Smith	171,085,567	1,947,415	2,811,484
Ronald A. Williams	143,227,947	29,805,035	2,811,484

Proposal 2

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
175,566,149	270,946	7,371	N/A

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC. (Registrant)

May 5, 2016	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 5, 2016.